UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2005

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

California	1-9961	95-3775816

(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

19001 S. Western Avenue		90501
Torrance, California

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 468-1310

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K-A is being filed solely to attach the form of Option Agreement which was inadvertently omitted from the original filing.

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2005, Toyota Motor Corporation granted stock options to various global executives including three executives of Toyota Motor Credit Corporation (“TMCC”). The details of the grants to the TMCC executives are set forth below. The form of Option Agreement is set forth as an exhibit to this Form 8-K and is substantially the same as the Fiscal Year 2005 Form of Option Agreement previously filed as an exhibit to TMCC’s Securities and Exchange Commission filings.

OPTION GRANTS

Individual Grants

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to TMCC Employees (2)	Exercise or Base Price ($/Sh) (3)	Expiration Date
George Borst	5,000	56%	$39.03	7/31/2011
David Pelliccioni	2,000	22%	$39.03	7/31/2011
Tadashi Nagashino	2,000	22%	$39.03	7/31/2011

(1)	Each stock option is exercisable for 100 shares of stock of Toyota Motor Corporation, the Company’s ultimate parent. TMC granted 50 options to Mr. Borst, 20 options to Mr. Pelliccioni, and 20 options to Mr. Nagashino.

(2)	The percentage listed above reflects the relative percentage of the total options received by the Company’s executives in the August 1, 2005 grant. The grants received by the above-named individuals amounted to 0.04% of the total option grants made on August 1, 2005 to Toyota executives worldwide pursuant to the Plan.

(3)	The exercise price per share is equal to ¥4377 per share, the closing price of Toyota Motor Corporation shares on the Tokyo Stock Exchange on August 1, 2005 x 1.025. The exercise price per share included in the above table was calculated using the exchange rate of $1 = ¥112.14 as in effect on August 1, 2005.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Fiscal Year 2006 Form of Option Agreement for the Grant of Options to Acquire the
Common Stock of Toyota Motor Corporation*

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to applicable rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: August 5, 2005	By: /S/ JOHN F. STILLO
John F. Stillo
Vice President and
Chief Financial Officer